Exhibit 10.139
PROPERTY & CASUALTY QUOTA SHARE
REINSURANCE AGREEMENT
(the “Agreement”)
entered into by and between
Albany Insurance Company
(the “Company”)
and
Atlas Assurance Company of America
(the “Reinsurer”)
WITNESSETH
     WHEREAS, the Company is an affiliate of the Reinsurer; and
     WHEREAS, the Reinsurer is a licensed insurer in all states of the United States and in the District of Columbia; and
     WHEREAS, the Company wishes to effect reinsurance of all of its net retained insurance liability in the Reinsurer and the Reinsurer wishes to accept such reinsurance.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth and payment by the Company of the premium in accordance with the provisions of this Agreement, the Reinsurer does hereby agree to reinsure the Company for 100% of the liability herein provided.

ARTICLE I
BUSINESS REINSURED
A. Subject to the terms and conditions of this Agreement, the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 100% quota share participation in the net retained insurance liability of the Company on each and every risk insured under:
     1) all policies issued by the Company and attaching prior to 12:01 A.M., January 1, 1996 Eastern Standard Time (the “Effective Date”); and
     2) all new and renewal policies issued by the Company and attaching after the Effective Date.
B. The term “policies” as used herein means the Company’s binders, policies and contracts providing insurance and reinsurance of every kind and class written by the Company. A policy written on an installment premium, reporting form or continuous basis shall be considered renewed as of the end of each annual period commencing with the inception date of the policy.
ARTICLE II
TERM AND CANCELLATION
A. This Agreement will apply to losses occurring on or after the Effective Date and to reported losses and incurred but not reported losses as of the Effective Date. This Agreement is continuous in nature and shall remain in effect until canceled at the end of any calendar year by either the Company or the Reinsurer giving not less than 90 day’s prior written notice by Certified Mail to the other party.
B. The Reinsurer will continue to participate in all insurance and reinsurance coming within the terms of this Agreement granted or renewed by the Company from the date written notice of cancellation is given to the other party until the effective date of cancellation, subject to the following:
     1) The Company will have the option of taking back the unexpired liability as at the effective date of cancellation or any time thereafter but no later than the first anniversary date of cancellation by giving the Reinsurer thirty (30) day’s prior written notice of its intent to do so.
     2) The Reinsurer will return to the Company the unearned reinsurance premium applicable to the unexpired liability as calculated on a monthly pro rata basis less the rate of commission allowed.

C. In determining whether the requisite number of days notice has been given, the date of cancellation shall be counted but the date of mailing shall not.
D. If any law or regulation of the Federal, State or Local government of the United States, or the rulings of officials, having supervision over insurance companies, should render the undertaking of this Agreement illegal as to risks located within the jurisdiction of such Authority, the Company may upon written notice to the Reinsurer suspend, abrogate or amend this Agreement insofar as it relates to risks located within such jurisdiction, to the extent necessary to comply with such law, regulation or ruling. Such suspension, abrogation or amendment of a portion of this Agreement will in no way affect any other portion thereof.
E. This Agreement may be altered or amended in any of its terms and. conditions by mutual consent of the Company and the Reinsurer by endorsement or by an instrument in writing formally signed by each party and attached to this Agreement.
ARTICLE III
TERRITORY
     This Agreement shall apply to risks attaching worldwide as respects losses occurring within the territorial limits of the Company’s policies reinsured hereunder.
ARTICLE IV
DEFINITIONS
A. The term “net retained insurance liability” as used herein means the remaining portion of the Company’s gross liability on each risk reinsured under this Agreement after deducting recoveries from all reinsurance, other than the reinsurance provided hereunder and other than the reinsurance provided for in Article IX.
B. The term “net premiums written” as used herein means gross premiums and additional premium less return premiums and less premiums ceded on all reinsurance other than the reinsurance provided hereunder and under Article IX.
C. The term “net expenses” as used herein shall mean underwriting expenses as reported in the Company’s statutory quarterly and annual statements, plus policyholders’ dividends and agents’ balances, charged-off less finance and service charges not included in premium.

ARTICLE V
LOSSES, LOSS ADJUSTMENT EXPENSES AND SALVAGES
A. The Company shall settle all loss claims under its policies and the Reinsurer shall pay to the Company its pro rata share of such loss claims as payable by the Company.
B. The Reinsurer shall also bear its pro rata share of allocated and unallocated loss adjustment expenses as reported in the Company’s statutory quarterly and annual statements.
C. The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.
ARTICLE VI
REINSURANCE PREMIUM
A. The Company shall promptly pay to the Reinsurer, by transfer of cash, agents’ balances and investments at statutory book value, an amount equal to the Company’s statutory reserves, as of the Effective Date, for unearned premiums, loss and loss adjustment expenses and IBNR on the business reinsured under Article I, A.1.
B. The Company shall pay to the Reinsurer 100% of the Company’s net premiums written during the period this Agreement is in effect, less the ceding commission allowed in Article VII, in respect of its net retained insurance liability on the business reinsured under Article I, A.2.
ARTICLE VII
COMMISSION
A. The Reinsurer shall allow a ceding commission to the Company on the premiums ceded under this Agreement pursuant to Article VI, B in an amount equal to the Net Expenses of the Company as defined in Article IV, C.

ARTICLE VIII
REPORTS AND REMITTANCES
A. The Company will provide the Reinsurer with all necessary data respecting premiums and losses within 30 days of the end of each quarter, on forms mutually acceptable to the Company and the Reinsurer, necessary for the Reinsurer to prepare its quarterly and annual statutory statements.
B. The Company shall render a statement of account within 30 days after the end of each quarter, summarizing the following information relating to reinsurance covered under this Agreement during the quarter then ended:
     1) Statement of net premiums written;
     2) Statement of losses and loss expenses paid and salvages (including reinsurance) recovered;
     3) Account Current summarizing premiums, commissions, losses and loss expenses paid and salvages recovered;
and the balance due either party, as indicated by the aforesaid Account Current, shall be remitted to the other party within 45 days after the end of said quarter.
C. The Company shall promptly report to the Reinsurer any individual loss wherein the Reinsurer’s share of such loss is $1,000,000 or more.
D. At the request of the Company, the Reinsurer shall transmit to the Company sufficient funds to pay any loss within 7 days after an acceptable proof of loss is received by the Company. All such cash calls paid by the Reinsurer during the quarterly period shall be deducted from the next report.
E. At the request of the Reinsurer, the Company shall furnish to the Reinsurer in respect of occurrences designated as catastrophes by the American Insurance Association the following information:
     1) Preliminary estimate of amounts recoverable from the Reinsurer.
     2) Quarterly amount of losses and loss adjustment expenses paid, less salvages recovered.
     3) Amount of losses and loss adjustment expenses unpaid at the end of each quarter.

ARTICLE IX
EXCESS OF LOSS REINSURANCE
     During currency of this Agreement the Company may subscribe to excess of loss reinsurance for the joint benefit of the Company and the Reinsurer, recoveries under which shall inure to the benefit of each party in proportion to its respective interest in the Company’s gross insurance liability, and the Reinsurer shall bear its pro rata portion of the premiums paid by the Company for such excess of loss reinsurance.
ARTICLE X
EXTRA CONTRACTUAL OBLIGATIONS
A. This Agreement shall protect the Company for any Extra Contractual Obligations, which constitute those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder. These include, but are not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, bad faith or fraud in rejecting an offer of settlement, or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. In no event shall coverage be provided to the extent such coverage is not permitted under New York law.
B. The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed to be the date of the original occurrence giving rise to the loss. In no event shall coverage be provided to the extent such coverage is not permitted under New York law.
ARTICLE XI
ACCESS TO RECORDS
     The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, during the period of this Agreement and thereafter, all books, records and papers of the Company in connection with this reinsurance hereunder or the subject matter thereof.
ARTICLE XII
ERRORS AND OMISSIONS
     Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such omission or error is rectified as soon as possible after discovery.

ARTICLE XIII
REINSURANCE FOLLOWS ORIGINAL POLICIES
     The Reinsurer’s share of the liabilities under this Agreement shall be subject in all respects to the same interpretations, terms, rates, conditions, waivers, modifications, alterations and cancellations as the respective policies of the Company, as it is the intent of this Agreement that the Reinsurer shall, in every case to which this Agreement applies, except as otherwise specifically provided, follow the fortunes of the Company; provided, however, that this Article shall not be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Agreement.
ARTICLE XIV
INSOLVENCY
A. In the event of the insolvency of the Company, reinsurance under this Agreement will be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company under contract or contracts reinsured without diminution because of the insolvency of the Company or because such liquidator, receiver or statutory successor has failed to pay all or part of any claim, except as provided by Section 4118(a) or 1114(c) of the New York Insurance Law, or except:
1) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and
2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the Superintendent of Insurance of the State of New York of the certificate of assumption on New York risks, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such policy.
B. It is agreed, however, that the liquidator or receive or statutory successor of the insolvent Company will give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the contract or contracts reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE XV
OFFSET
     Each party hereto may offset any balances, whether on account of premiums or losses or otherwise, due from such party to the other under this Agreement, provided however, that in the event of the appointment of a statutory receiver or liquidator of either party, offsets shall only be allowed in accordance with the provisions of Section 7427 of the New York Insurance Law.
ARTICLE XVI
ARBITRATION
A. Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.
B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.
C. If the two arbitrators are unable to agree upon the third arbitrator with thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which, the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.
D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.
F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless The panel agrees otherwise, arbitration shall take place in New York City, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.
G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.
H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other part the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.
ARTICLE XVII
ENTIRE CONTRACT This Agreement represents the entire agreement and understanding between the parties and supercedes all prior reinsurance agreements, if any, between the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties. Nothing in this Agreement shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by their duly authorized representatives.

Signed in this day of June , 1996.
By:	/s/
ALBANY INSURANCE COMPANY

Signed in this day of June , 1996.
By:	/s/
ATLAS ASSURANCE COMPANY OF AMERICA

CANCELLATION ADDENDUM
TO
PROPERTY & CASUALTY QUOTA SHARE REINSURANCE AGREEMENT (the “Agreement”) entered into by and between Liberty Insurance Underwriters Inc. (the “Company”) (formerly known as Albany Insurance Company) and Atlas Assurance Company of America (“the “Reinsurer”), effective as of January 1, 1996.
Whereas Article II Section A of the Agreement provides that the Agreement shall remain in effect until canceled at the end of any calendar year by either the Company or the Reinsurer giving not less than 90 days prior written notice by certified mail to the other party; and
Whereas Article II, Section E of the Agreement provides that the Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and Reinsurer by endorsement or by an instrument in writing formally signed by each party and attached to the Agreement.
Now therefore the parties agree as follows:
The parties mutually agree that the Agreement is canceled at the end of the 1999 calendar year. Each party mutually consents to waive the giving of not less than 90 days prior written notice by certified mail to the other party.
IN WITNESS WHEREOF, the parties hereto have caused this Cancellation Addendum to be sighed by their duly authorized representatives as of December 31, 1999.

LIBERTY INSURANCE UNDERWRITERS INC.
By:	/s/

ATLAS ASSURANCE COMPANY OF AMERICA
By:	/s/